                                                      REGISTRATION NO. 333-57510
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                             AMENDMENT NO. 1 TO THE
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                           NORTEL NETWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

             CANADA                                       NOT APPLICABLE
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                           8200 DIXIE ROAD, SUITE 100
                        BRAMPTON, ONTARIO, CANADA L6T 5P6
                                 (905) 863-0000
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                              ---------------------

                              CT CORPORATION SYSTEM
                   111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011
                                 (212) 894-8940
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

           DEBORAH J. NOBLE                              PAUL J. SHIM
         CORPORATE SECRETARY                  CLEARY, GOTTLIEB, STEEN & HAMILTON
     NORTEL NETWORKS CORPORATION                      One Liberty Plaza
      8200 Dixie Road, Suite 100                     New York, New York
  Brampton, Ontario, Canada L6T 5P6                  U.S.A. 10006-1470
                              ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
 TITLE OF SECURITIES           AMOUNT               PROPOSED MAXIMUM                PROPOSED MAXIMUM             AMOUNT OF
   TO BE REGISTERED       TO BE REGISTERED      OFFERING PRICE PER SHARE(1)     AGGREGATE OFFERING PRICE(1)    REGISTRATION FEE
   ----------------       ----------------      ---------------------------     ---------------------------    ----------------
     Common Shares           65,658,278                 $16.04                     $1,053,097,225.00             $263,275.00
===============================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. On March 22, 2001, the average of the high and low sale prices for the common shares of the Corporation as reported by the New York Stock Exchange, Inc. was $16.04 per share.

(2) The registration fee of $263,275.00 was paid previously in connection with the initial filing of this registration statement.

(3) Includes associated rights to purchase common shares. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common shares.
                                    ---------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED APRIL 6, 2001

PROSPECTUS

                             [NORTEL NETWORKS LOGO]


                           NORTEL NETWORKS CORPORATION

                            65,658,278 COMMON SHARES


     The 65,658,278 common shares offered by this prospectus were originally issued by us to JDS Uniphase Corporation in connection with our indirect acquisition of JDS Uniphase AG, the Swiss subsidiary of JDS Uniphase, and related assets in Poughkeepsie, New York on February 13, 2001. Other than a portion of the common shares held in escrow to satisfy indemnification claims that may be made by us, all of the common shares may be resold from time to time by JDS Uniphase, the selling shareholder.

     The prices at which the selling shareholder may sell the common shares will be determined by the prevailing market price for our common shares or through privately negotiated transactions. We will not receive any of the proceeds from the sale of the common shares. The number of common shares covered by this prospectus represents approximately 2.0% of our total outstanding common shares.

     Our common shares are listed on the New York Stock Exchange in the United States and on The Toronto Stock Exchange in Canada with the symbol "NT". On April 5, 2001, the closing price of one common share on the New York Stock Exchange was $13.74.

     The mailing address of our principal executive offices is 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6 and our telephone number is (905) 863-0000.

     YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON SHARES, WHICH ARE DISCUSSED ON PAGE 3 OF THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS".

                         -------------------------------

     The common shares offered or sold under this prospectus have not been approved or disapproved by the United States Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     No securities regulatory authority in Canada has expressed an opinion about these securities and it is an offense to claim otherwise.

                         -------------------------------

                  The date of this prospectus is April 6, 2001

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON SHARES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE COMMON SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

     THE CORPORATION.............................................       3
     RISK FACTORS................................................       3
     USE OF PROCEEDS.............................................       3
     PLAN OF DISTRIBUTION........................................       3
     SELLING SHAREHOLDER.........................................       5
     CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS..........       5
     CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............       6
     LEGAL MATTERS...............................................       7
     EXPERTS.....................................................       7
     WHERE YOU CAN FIND MORE INFORMATION.........................       7
     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............       8

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                                 THE CORPORATION

     Nortel Networks Corporation is a leading global supplier of networking solutions and services that support the Internet and other public and private data, voice, and video networks using wireless and wireline technologies. Our business consists of the design, development, manufacture, assembly, marketing, sale, licensing, financing, installation, servicing, and support of networking solutions and services. We are focused on building the infrastructure, service enabling solutions, and applications for the new, high-performance Internet. Our principal executive offices are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6; telephone number (905) 863-0000.

     Nortel Networks Corporation was incorporated in Canada on March 7, 2000 under the name New Nortel Inc. On May 1, 2000, we participated in a Canadian court-approved plan of arrangement with Nortel Networks Limited, previously known as Nortel Networks Corporation, and BCE Inc., a significant shareholder of Nortel Networks Limited prior to the plan of arrangement. The parties implemented the plan of arrangement to permit the distribution to BCE common shareholders of almost all of the BCE shareholding in Nortel Networks Limited. The plan of arrangement had the effect of solidifying the independence of Nortel Networks and its management from BCE. As part of the plan of arrangement on May 1, 2000, we changed our name to Nortel Networks Corporation, the public common shareholders of Nortel Networks Limited became common shareholders of Nortel Networks Corporation, the common shareholders of BCE became common shareholders of Nortel Networks Corporation, and Nortel Networks Limited became a subsidiary of Nortel Networks Corporation. We also assumed Nortel Networks Limited's financial reporting history effective May 1, 2000 for financial reporting purposes. As a result, management deems Nortel Networks Limited's consolidated business activities prior to May 1, 2000 to represent our consolidated business activities as if Nortel Networks Corporation and Nortel Networks Limited had historically been the same entity. References to "we," "our," or "us" mean Nortel Networks Corporation.

                                  RISK FACTORS

     You should carefully consider the risks relating to investing in our common shares which are discussed under "Forward-looking statements" in our Annual Report on Form 10-K for the year ended December 31, 2000 and other information incorporated by reference.

                                 USE OF PROCEEDS

     All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholder. We will not receive any proceeds from the sale of the common shares by the selling shareholders. See "Plan of Distribution".

                              PLAN OF DISTRIBUTION

     We are registering the common shares covered by this prospectus for the selling shareholder. As used in this prospectus, "selling shareholder" means JDS Uniphase Corporation, unless otherwise provided in a prospectus supplement. We have paid the costs and fees of registering the common shares, but the selling shareholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

     The selling shareholder may sell the common shares on the New York Stock Exchange, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholder may sell some or all of the common shares through:

     - a block trade in which a broker-dealer may resell a part of the block, as principal, in order to facilitate the transaction;

     - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the common shares, the selling shareholder may enter into one or more, or a combination of, hedging transactions with financial institutions, which we refer to as "counterparties", in which it:

     - enters into transactions involving short sales of the common shares by counterparties;

     - sells common shares short itself and redelivers such shares to close out its short positions;

     - enters into option, forward or other types of transactions that require the selling shareholder to deliver common shares to a counterparty, who may resell or transfer the common shares under this prospectus; or

     - loan or pledge the common shares to a counterparty, who may sell or transfer such shares.

     The selling shareholder may negotiate and pay broker-dealers' commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholder may allow other broker-dealers to participate in resales. The selling shareholder and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the
Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act of 1933. If the selling shareholder qualifies as an "underwriter", the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     In addition to selling the common shares under this prospectus, the selling shareholder may:

     - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the Securities Act of 1933; or

     - transfer its common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer.

     The common shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under the applicable rules and regulations of the Securities Exchange Act of 1934, any person engaged in the distribution of the common shares may not simultaneously engage in market making activities with respect to our common shares for a period of two business days prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of common shares by the selling shareholder. We will make copies of this prospectus available to the selling shareholder and have informed the selling shareholder of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the common shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of the selling shareholder and of the participating broker-dealer(s);

     -    the number of common shares involved;

     -    the price at which such common shares were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     -    other facts material to the transaction.

     A prospectus has not been filed in connection with the offering and sale of the common shares by the selling shareholder with the securities commissions or similar regulatory authorities of any province or territory of Canada. Generally, the selling shareholder may sell common shares into Canada through an appropriately registered dealer without a prospectus prepared and filed in accordance with applicable Canadian securities laws if at the time of the sale:

     - the selling shareholder does not hold more than 20 percent of our voting securities; and

     - the selling shareholder does not hold a sufficient number of any of our securities to affect materially the control of Nortel Networks Corporation.

     The selling shareholder has agreed that it will not sell any common shares issued or issuable to it pursuant to the acquisition agreement referred to below to any person in Canada or through the facilities of a Canadian stock exchange for a period of six (6) months following the issuance of such common shares to the selling shareholder, unless such sale is pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws.

                               SELLING SHAREHOLDER

     This prospectus covers all of the 65,658,278 common shares issued by us to JDS Uniphase under the terms of a purchase agreement (which we refer to as the "acquisition agreement"), dated as of February 5, 2001, between us and JDS Uniphase in connection with our indirect acquisition of JDS Uniphase AG, the Swiss subsidiary of JDS Uniphase, and related assets in Poughkeepsie, New York on February 13, 2001. These shares represent approximately 2.0% of the issued and outstanding common shares of Nortel Networks Corporation as of February 28, 2001. JDS Uniphase is the sole selling shareholder.

     Under the terms of the acquisition agreement, 6,565,828 of the common shares issued to the selling shareholder in connection with the acquisition were deposited into escrow with U.S. Bank Trust, N.A., as escrow agent under the terms of an escrow agreement. These escrowed shares may be used to satisfy certain indemnification claims we may have under the acquisition agreement. The escrowed shares will be released from escrow on August 13, 2002, unless they are used or held to satisfy an indemnification claim.

     Under the terms of the acquisition agreement we agreed to register the 65,658,278 common shares issued to the selling shareholder and to use commercially reasonable efforts to keep the registration statement effective until the earlier of (1) such time as all of these common shares have been sold,
(2) February 13, 2002, and (3) such time as the selling shareholder may sell all of these common shares pursuant to Rule 144 under the Securities Act of 1933 within a three-month period without registration. Our registration of these common shares does not necessarily mean that the selling shareholder will sell all or any of these common shares.

     Under the terms of the acquisition agreement, we have also agreed to issue an additional U.S. $500,000,000 in our common shares as deferred consideration to the selling shareholder some time after December 31, 2003. The amount of the deferred consideration is subject to reduction to the extent we and our affiliates meet certain commitments to purchase products from the selling shareholder and its affiliates during a period ending on December 31, 2003. The actual number of common shares that may be issued to the selling shareholder as deferred consideration is equal to the quotient of (a) an amount from zero to U.S. $500,000,000, depending on the amount of products we and our affiliates purchase from the selling shareholder and its affiliates, divided by (b) the volume weighted average price of our common shares on the New York Stock Exchange for the five days during which the New York Stock Exchange is open for trading immediately prior to a date that is no more than 5 business days before the date on which the deferred consideration is payable. However, if this volume weighted average share price is more than U.S. $45.69, then the amount in (a) will be divided by U.S. $45.69, and if this volume weighted average share price is less than U.S. $30.46, then the amount in (a) will be divided by U.S. $30.46. The common shares that may be issued as deferred consideration to the selling shareholder are not covered by this prospectus.

     Under the terms of the acquisition agreement we have agreed to register the common shares, if any, that may be issued to the selling shareholder after December 31, 2003 as deferred consideration, under similar terms and conditions as we agreed to register the 65,658,278 common shares which are the subject of this prospectus.

     The selling shareholder currently is, and will likely continue to be, a major supplier of optical components to us and our affiliates.

               CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain Canadian federal income tax consequences generally applicable to holders of our common shares who, for purposes of the Income Tax Act (Canada) (which we refer to as the "Tax Act"), at all relevant times deal at arm's length with us, are not resident or deemed resident in Canada, hold their common shares for their own account as capital property, do not use or hold and are not deemed to use or hold their common shares in or in the course of carrying on business in Canada, are not subject to special "mark-to-market" rules relating to securities held by certain "financial institutions" as defined for the purposes of those rules, and whose common shares are not designated insurance property as defined in the Tax Act and are not effectively connected with an insurance business carried on in Canada. The summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document and the our understanding of the current published administrative practices of the Canada Customs and Revenue Agency (formerly Revenue Canada). This summary does not take into account Canadian provincial income tax laws or the income tax laws of any country other than Canada, or take into account or anticipate any other changes in law or practice.

     This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of our common shares and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Tax Act. Accordingly, prospective holders of our common shares should consult their own tax advisors with respect to their particular circumstances.

     Dividends paid or credited (or deemed to have been paid or credited) on common shares to a non-resident of Canada are generally subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate is subject to reduction under the provisions of any applicable tax treaty. Under the terms of the Canada-United States Income Tax Convention, 1980 (the "Convention"), the rate of non-resident withholding tax is generally reduced to 15% in the case of dividends paid or credited (or deemed to have been paid or credited) to a resident of the United States, within the meaning of the Convention, who is the beneficial owner of such dividends, and may in some cases contemplated by the Convention be reduced or eliminated.

     Gains realized on the disposition of common shares by a non-resident of Canada will not generally be subject to tax under the Tax Act unless such common shares are or are deemed to be taxable Canadian property within the meaning of the Tax Act and the non-resident is not entitled to relief under a tax treaty between Canada and the non-resident's country of residence. Common shares which are listed on a prescribed stock exchange, which includes the New York Stock Exchange and the Toronto Stock Exchange, will generally not be taxable Canadian property of the holder unless, at any time during the five year period ending at the time of a disposition, the holder, persons with whom the holder did not deal at arm's length or the holder and persons with whom the holder did not deal at arm's length owned or had an interest in or option to acquire 25% or more of the issued shares of any class or series of our shares. A holder resident in the United States for purposes of the Convention will not in any event be subject to Canadian tax provided that the value of such shares is not derived principally from Canadian real estate as contemplated in the Convention.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the principal U.S. federal income tax consequences of the ownership and disposition of our common shares by a holder that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income tax on a net basis in respect of our common shares (which we refer to as a "U.S. holder"). This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our common shares. In particular, this summary deals only with beneficial owners who will hold our common shares as capital assets and does not address the tax treatment of a beneficial owner that owns 10% or more of our voting stock or that may be subject to special tax rules, such as banks, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt entities, insurance companies, persons that will hold our common shares as a position in a "straddle" or a "conversion transaction" and persons that have a "functional currency" other than the U.S. dollar. This summary is based upon tax laws and practice of the United States as in effect on the date of this prospectus, which are subject to change. Prospective investors should consult their own tax advisors as to the U.S. tax consequences of the purchase, beneficial ownership and disposition of our common shares, including in particular, the effect of any foreign, state or local tax laws.

     The gross amount of any cash dividends, including the amount of any Canadian taxes withheld therefrom, paid by us with respect to our common shares generally will be includible in the gross income of a U.S. holder to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations. U.S. holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any dividends received in Canadian dollars which are not converted into U.S. dollars on the date the Canadian dollars are actually or constructively received by the U.S. holders. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax, which U.S. holders may elect to deduct in computing their taxable income or, subject to the limitations on foreign tax credits generally, credit against their U.S. federal income tax liability. Dividends on our common shares generally will constitute "passive income" or, in the case of certain U.S. holders, "financial services income" for U.S. foreign tax credit purposes. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in securities or in respect of arrangements in which a U.S. holder's expected economic profit, after non-U.S. taxes, is insubstantial. U.S. holders should consult their own advisors concerning the implications of these rules in light of their particular circumstances.

     Gain or loss realized by a U.S. holder on the sale or other disposition of our common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between such U.S. holder's tax basis in our common shares and the amount realized on the disposition. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the common shares were held for more than one year. Net long-term capital gain realized by a U.S. holder that is an individual generally is subject to a maximum rate of 20 percent.

                                  LEGAL MATTERS

     For purposes of this offering, Nicholas J. DeRoma, our Chief Legal Officer, is giving his opinion on the validity of the common shares. Mr. DeRoma, individually and together with members of his family owns, has options to purchase and has other interests in common shares of Nortel Networks Corporation.

                                     EXPERTS

     The consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the related financial statement schedules incorporated in this prospectus by reference from Nortel Networks Corporation's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of the firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Alteon WebSystems, Inc. as of June 30, 2000 incorporated in this prospectus by reference from Nortel Networks Corporation's Current Report on Form 8-K/A dated October 20, 2000 (amending the Current Report on Form 8-K dated August 15, 2000, as amended by Form 8-K/A dated August 25, 2000), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of the information on file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We began filing documents with the Commission electronically on October 23, 2000; prior to that date, our filings were made in paper format. Our filings with the Commission are also available to the public from commercial document retrieval services. Some of our filings are available at http://www.nortelnetworks.com.

     Our common shares are listed on the New York and Toronto stock exchanges. Reports and other information concerning Nortel Networks Corporation may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We filed a registration statement on Form S-3 to register with the Commission the common shares offered by this prospectus. This document is a part of that registration statement and constitutes a prospectus of Nortel Networks Corporation. As permitted by Commission rules, this document does not contain all the information you can find in the registration statement or exhibits to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document or a document subsequently filed by us. This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial performance.

FILINGS OF NORTEL NETWORKS CORPORATION
(COMMISSION FILE NO. 1-7260)                PERIOD/DATE
----------------------------                -----------
Annual Report on Form 10-K................  Year ended December 31, 2000
Current Reports on Form 8-K...............  Dated August 15, 2000 (as amended by
                                            Form 8-K/A dated August 25, 2000 and
                                            Form 8-K/A dated October 20, 2000),
                                            January 22, 2001, January 29, 2001,
                                            February 2, 2001, February 7, 2001,
                                            February 16, 2001, March 14, 2001,
                                            March 23, 2001 and March 27, 2001
Description of the common shares and
rights to purchase common shares of
Nortel Networks Corporation contained
in our registration statement on
Form 8-A, as amended by Form 8-A/A........  Dated May 1, 2000

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

     Copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document, are available from us, at no cost, by writing or telephoning us at:

            Corporate Secretary
            Attention:  Deborah J. Noble
            Nortel Networks Corporation
            8200 Dixie Road, Suite 100
            Brampton, Ontario
            Canada  L6T 5P6
            Tel: (905) 863-1103

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of that document, regardless of the time of delivery of this prospectus or of any sale of common shares.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are as follows (amounts are estimates except for the Registration Fee):

     Registration Fee                                                  $263,275
     Stock Exchange Listing Fees                                       $102,500
     Fees and Expenses of Accountants                                   $32,500
     Fees and Expenses of Counsel                                       $20,000
     Printing Expenses                                                   $2,000

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Canada Business Corporations Act (the "Act") provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of Nortel Networks Corporation and, in the case of a criminal or administrative action or proceeding enforced by monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. Where an officer or director was substantially successful on the merits in his or her defence of such action or proceeding, such officer or director is entitled to indemnification from Nortel Networks Corporation for such costs, charges and expenses which were reasonably incurred.

     By-law No. 1, approved by the Board of Directors of Nortel Networks Corporation on February 22, 2001 and subject to confirmation by the shareholders of Nortel Networks Corporation at the annual and special meeting of shareholders scheduled to be held on April 26, 2001, implements the indemnification provisions of the Act and reads as follows:

     "SECTION 9.2       INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

     (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defence of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3   INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. Nortel Networks Corporation's directors and officers are covered by a group liability insurance policy.

ITEM 16. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

     4.1 Nortel Networks Corporation's Restated Certificate and Articles of Incorporation dated October 1, 2000 (filed as
              Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 18, 2000).

     4.2 By-Law No. 1 of Nortel Networks Corporation dated February 22, 2001 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K dated March 13, 2001).

     5* Opinion of Nicholas J. DeRoma, Chief Legal Officer of Nortel Networks Corporation, as to the legality of the issuance of the common shares offered hereby.

     23.1 Consent of Nicholas J. DeRoma, Chief Legal Officer of Nortel Networks Corporation (included in the opinion filed as Exhibit
              5).

     23.2     Consent of Deloitte & Touche LLP (Toronto).

     23.3     Consent of Deloitte & Touche LLP (San Jose).

     24 Power of Attorney for certain directors and officers of Nortel Networks Corporation.
----------
*    Filed previously

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and
              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement,

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 6th day of April, 2001.

                                  NORTEL NETWORKS CORPORATION


                                  By:  "John A. Roth"
                                     -------------------------------------------
                                       John A. Roth
                                       (President and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of April, 2001.


Signature                                               Title
---------                                               -----

Principal Executive Officer

                                         President and Chief Executive
"John A. Roth"                           Officer, and a Director
-----------------------------------
John A. Roth

Principal Financial Officer

                                         Chief Financial Officer, and a
"Frank A. Dunn"                          Director
-----------------------------------
Frank A. Dunn

Principal Accounting Officer

                                         Controller
"Douglas C.Beatty"
-----------------------------------
Douglas C. Beatty


     Authorized Representative in the
             United States:
          Nortel Networks Inc.


"Lynn Egan"
-----------------------------------
Name:  Lynn Egan
Title: Assistant Secretary

DIRECTORS:

"J.J. Blanchard"*                            Director
-----------------------------------
J.J. Blanchard

"R.E. Brown"*                                Director
-----------------------------------
R.E. Brown

"F.C. Carlucci"*                             Director
-----------------------------------
F.C. Carlucci

"L.Y. Fortier"*                              Director
-----------------------------------
L.Y. Fortier

"R.A. Ingram"*                               Director
-----------------------------------
R.A. Ingram

"G. Saucier"*                                Director
-----------------------------------
G. Saucier

"S.H. Smith, Jr."*                           Director
-----------------------------------
S.H. Smith, Jr.

"L.R. Wilson"*                               Director
-----------------------------------
L.R. Wilson


                                    By*:  "Deborah J. Noble"
                                        ---------------------------------------
                                          Deborah J. Noble, as Attorney-in-Fact

                                          April 6, 2001

                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER     DESCRIPTION
   ------     -----------
     4.1      Nortel Networks Corporation's Restated Certificate and
              Articles of Incorporation dated October 1, 2000 (filed as
              Exhibit 3 to the Registrant's Current Report on Form 8-K dated
              October 18, 2000).

     4.2      By-Law No. 1 of Nortel Networks Corporation dated February 22,
              2001 (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K dated March 13, 2001).

     5*       Opinion of Nicholas J. DeRoma, Chief Legal Officer of Nortel
              Networks Corporation, as to the legality of the issuance of the common shares offered hereby.

     23.1     Consent of Nicholas J. DeRoma, Chief Legal Officer of Nortel
              Networks Corporation (included in the opinion filed as Exhibit
              5).

     23.2     Consent of Deloitte & Touche LLP (Toronto).

     23.3     Consent of Deloitte & Touche LLP (San Jose).

     24       Power of Attorney for certain directors and officers of Nortel
              Networks Corporation.

----------
*    Filed previously